ThredUP Announces First Quarter 2022 Results

•Quarterly revenue of $72.7 million, representing 31% growth year-over-year.
•First quarter gross margin of 69.1% and gross profit growth of 26% year-over-year.
•Record number of Active Buyers of 1.7 million in Q1 2022 and Orders of 1.6 million in Q1 2022, representing growth of 33% and 45% year-over-year, respectively.
•Launched the “Recommerce 100” in April, a comprehensive and objective review of branded recommerce that tracks brands’ adoption of resale and their potential impact on the planet.

Oakland, CA – May 9, 2022 – ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for women’s and kids’ apparel, shoes, and accessories, announced today its financial results for the first quarter ended March 31, 2022.
"We kicked off 2022 with another quarter of strong financial performance, demonstrating the ongoing competitive advantages we’ve developed in our supply chain," said thredUP CEO and co-founder James Reinhart. "We're thrilled about the progress we're making in the European market as well as the growing roster of brands and retailers we're supporting through our RaaS offering. By continuing to invest in our global infrastructure, we're confident that we're strengthening our position in the growing resale market and making progress towards building a generation-defining company that changes the way the world shops and ushers in a new era of sustainable shopping."

First Quarter 2022 Financial Highlights
•Revenue: Total revenue of $72.7 million, an increase of 31% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $50.2 million, representing growth of 26% year-over-year. Gross margin was 69.1% as compared to 71.3% in the first quarter last year.
•Net Loss: GAAP net loss was $20.7 million, or 28.5% of revenue, for the first quarter 2022, compared to a GAAP net loss of $16.2 million, or 29.0% of revenue, for the first quarter 2021.
•Adjusted EBITDA and EBITDA Margin: Adjusted EBITDA loss was $13.0 million, or 17.8% of revenue, for the first quarter 2022, compared to the Adjusted EBITDA loss of $9.1 million, or 16.4% of revenue, for the first quarter 2021.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.6 million growing 33% and 45%, respectively, over the comparable quarter last year.
Recent Business Highlights
•Expanded network-wide processing power: Brought two new dedicated processing centers online in the U.S. in Grapevine, TX and Lebanon, TN, in addition to breaking ground on a new U.S. flagship distribution center in Dallas, TX and a new facility in Sofia, Bulgaria.
•Resale-as-a-Service (RaaS): thredUP continues to expand its RaaS program with new clients, including Pacsun, and the expansion of its Madewell relationship into extended categories, increasing listings by 500%.
•Launched “Recommerce 100”: In April, introduced a comprehensive and objective review of branded recommerce that tracks brands' adoption of resale, each program's growth, and their potential impact on the planet.
•Elevated thrift and raised consumer awareness around Earth Day: Collaborated with celebrity stylist Karla Welch and threw a climate positive concert for Earth Day in Los Angeles to raise awareness around single-use fashion's impact on the planet.
Financial Outlook
For the second quarter 2022, thredUP expects:
•Revenue in the range of $75 million to $77 million
•Gross margin in the range of 67% to 69%
•Adjusted EBITDA margin loss in the range of 19% to 17%
For the full fiscal year 2022, thredUP expects:
•Revenue in the range of $315 million to $325 million
•Gross margin in the range of 67% to 69%
•Adjusted EBITDA margin loss in the range of 16% to 14%

Conference Call and Webcast Information
•Conference Call: The live call is accessible in the U.S. and Canada at +1 888-394-8218 (code 7893731) and outside of the U.S. and Canada at +1 646-828-8193 (code 7893731).
•Webcast: The live and archived webcast and related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$68,597	$84,550
Marketable securities	115,189	121,277
Accounts receivable, net	2,971	4,136
Inventory, net	12,025	9,825
Other current assets	9,634	8,625
Total current assets	208,416	228,413
Operating lease right-of-use assets	42,937	39,340
Property and equipment, net	73,132	55,466
Goodwill	12,043	12,238
Intangible assets	12,942	13,854
Other assets	11,558	11,515
Total assets	$361,028	$360,826
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$19,529	$13,336
Accrued and other current liabilities	50,970	45,253
Seller payable	20,640	19,125
Operating lease liabilities, current	4,433	3,931
Current portion of long-term debt	7,780	7,768
Total current liabilities	103,352	89,413
Operating lease liabilities, non-current	42,030	36,997
Long-term debt	25,634	27,559
Other non-current liabilities	2,324	1,123
Total liabilities	173,340	155,092
Convertible preferred stock	—	—
Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	526,533	522,161
Accumulated other comprehensive loss	(2,804)	(1,094)
Accumulated deficit	(336,051)	(315,343)
Total stockholders’ equity	187,688	205,734
Total liabilities, convertible preferred stock and stockholders’ equity	$361,028	$360,826

ThredUp Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Consignment	$47,435	$44,688
Product	25,260	10,992
Total revenue	72,695	55,680
Cost of revenue:
Consignment	10,049	10,832
Product	12,418	5,130
Total cost of revenue	22,467	15,962
Gross profit	50,228	39,718
Operating expenses:
Operations, product and technology	39,161	28,312
Marketing	16,978	15,446
Sales, general and administrative	14,664	10,638
Total operating expenses	70,803	54,396
Operating loss	(20,575)	(14,678)
Interest expense	(423)	(559)
Other income (expense), net	303	(907)
Loss before provision for income taxes	(20,695)	(16,144)
Provision for income taxes	13	27
Net loss	$(20,708)	$(16,171)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.86)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	98,624	18,701

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands)
(unaudited)

	Three Months Ended March 31,

	2022	2021
Net loss	$(20,708)	$(16,171)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(708)	—
Unrealized loss on available-for-sale debt securities	(1,002)	—
Total comprehensive loss	$(22,418)	$(16,171)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(20,708)	$(16,171)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,271	2,038
Stock-based compensation expense	3,523	3,498
Reduction in the carrying amount of right-of-use assets	1,398	1,318
Changes in fair value of convertible preferred stock warrants and others	481	1,048
Changes in operating assets and liabilities:
Accounts receivable, net	1,143	97
Inventory, net	(2,313)	37
Other current and non-current assets	(2,162)	(457)
Accounts payable	1,601	4,722
Accrued and other current liabilities	4,912	4,784
Seller payable	1,521	1,470
Operating lease liabilities	539	(1,311)
Other non-current liabilities	115	4
Net cash (used in) provided by operating activities	(6,679)	1,077
Cash flows from investing activities
Maturities of marketable securities	4,726	—
Purchase of property and equipment	(12,638)	(4,099)
Net cash used in investing activities	(7,912)	(4,099)
Cash flows from financing activities
Proceeds from debt issuance	—	4,625
Repayment of debt	(2,000)	—
Proceeds from issuance of Class A common stock, net of underwriting discounts and commissions	—	180,284
Proceeds from exercise of common stock options	809	1,875
Payment of costs for the initial public offering	—	(1,733)
Net cash (used in) provided by financing activities	(1,191)	185,051
Effect of exchange rate changes on cash and cash equivalents	(172)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(15,954)	182,029
Cash, cash equivalents and restricted cash
Beginning of period	91,840	67,539
End of period	$75,886	$249,568

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA Reconciliation:
GAAP Net loss	$(20,708)	$(16,171)
Depreciation and amortization	3,271	2,038
Stock-based compensation expense	3,523	3,498
Interest expense	423	559
Acquisition related expenses	204	—
Organizational alignment expenses	311	—
Change in fair value of convertible preferred stock warrant liability	—	930
Provision for income taxes	13	27
Adjusted EBITDA	$(12,963)	$(9,119)
Adjusted EBITDA margin %	(17.8)%	(16.4)%

Investors
ir@thredup.com

Media
media@thredup.com

About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for women's and kids' apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 125 million unique secondhand items from 35,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the second quarter and full year of 2022; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the success of our

RaaSⓇ model and the timing and plans for future RaaSⓇ clients; and our ability to attract new Active Buyers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account in our marketplace. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplace, including through our RaaSⓇ partners, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP measure used by other companies.
A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, interest expense, acquisition, offering and other expenses, organizational alignment expenses, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the second quarter of 2022 and full year 2022, depreciation and amortization is expected to be $3.8 million and $16.1 million, respectively. In addition, for the second quarter of 2022 and full year 2022, stock-based compensation expense is expected to be $4.4 million and $17.2 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.